T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(h)(7)

AMENDMENT TO RULE 12D1-4 FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT to the Rule 12d1-4 Fund of Funds Investment Agreement (“Amendment”) is entered into as of September 5, 2025 between each Acquiring Fund (“Acquiring Fund”) and each Acquired Fund (“Acquired Fund”) identified on Schedule B hereto, each severally and not jointly.

WHEREAS, the Acquiring Funds and Acquired Funds have previously entered into the Rule 12d1-4 Fund of Funds Investment Agreement dated April 5, 2024 (the “Agreement”); and

WHEREAS, any defined terms used in this Amendment shall have the same meaning as set forth in the Agreement;

WHEREAS, the parties desire to amend the Agreement in the manner hereinafter set forth;

NOW, THEREFORE, pursuant to Section 7 of the Agreement, the parties hereby agree to amend the Agreement as follows:

1. Schedule B is hereby amended and restated in the form attached hereto.

2. Except as otherwise expressly amended by this Amendment, all of the provisions of the Agreement shall continue in full force and effect in accordance with the terms and conditions.

3. This Amendment may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Other than as provided herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. Upon a conflict between the Agreement and this Amendment, this Amendment shall prevail.

[Signature page follows]

IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer as of the first date listed above.

EACH ACQUIRING FUND REGISTRANT[S] LISTED ON SCHEDULE B HERETO, ON
BEHALF OF ITS APPLICABLE SERIES

By:	/s/Erica McKenna
Name:	Erica McKenna
Title:	Vice President
Date:	September 5, 2025

EACH ACQUIRED FUND REGISTRANT[S] LISTED ON SCHEDULE B HERETO, ON BEHALF
OF ITS APPLICABLE SERIES

By:	/s/Fran Pollack-Matz
Name:	Fran Pollack-Matz
Title:	Vice President
Date:	September 5, 2025

SCHEDULE B

List of Funds to Which the Agreement Applies

Acquiring Funds	Acquired Fund

Voya Partners, Inc.	T. Rowe Price Exchange-Traded Funds,
Inc. VOYA INDEX SOLUTION 2025 PORTFOLIO	T. ROWE PRICE CAPITAL
VOYA INDEX SOLUTION 2030 PORTFOLIO	APPRECIATION EQUITY ETF
VOYA INDEX SOLUTION 2035 PORTFOLIO
VOYA INDEX SOLUTION 2040 PORTFOLIO
VOYA INDEX SOLUTION 2045 PORTFOLIO
VOYA INDEX SOLUTION 2050 PORTFOLIO
VOYA INDEX SOLUTION 2055 PORTFOLIO
VOYA INDEX SOLUTION 2060 PORTFOLIO
VOYA INDEX SOLUTION 2065 PORTFOLIO
VOYA INDEX SOLUTION 2070 PORTFOLIO
VOYA INDEX SOLUTION INCOME PORTFOLIO

Voya Separate Portfolios Trust

VOYA TARGET IN-RETIREMENT FUND

VOYA TARGET RETIREMENT 2025 FUND

VOYA TARGET RETIREMENT 2030 FUND

VOYA TARGET RETIREMENT 2035 FUND

VOYA TARGET RETIREMENT 2040 FUND

VOYA TARGET RETIREMENT 2045 FUND

VOYA TARGET RETIREMENT 2050 FUND

VOYA TARGET RETIREMENT 2055 FUND

VOYA TARGET RETIREMENT 2060 FUND
VOYA TARGET RETIREMENT 2065 FUND
VOYA TARGET RETIREMENT 2070 FUND